Exhibit 99.2

FOR IMMEDIATE RELEASE
Leap contacts:
Greg Lund, Media Relations
858-882-9105
glund@leapwireless.com
Jim Seines, Investor Relations
858-882-6084
jseines@leapwireless.com
Leap Announces Pricing of $350 Million in Senior Notes
SAN DIEGO — June 1, 2007 — Leap Wireless International, Inc. (NASDAQ:LEAP) today announced that its operating subsidiary, Cricket Communications, Inc., has priced a private placement of $350 million in aggregate principal amount of 9.375% unsecured senior notes due 2014, at an issue price of 106% of the principal amount of the notes. The notes will be guaranteed on a senior unsecured basis by Leap and by each of Leap’s and Cricket’s existing and future domestic subsidiaries that guarantees indebtedness of Leap, Cricket or any subsidiary guarantor. The closing of the sale of the notes, which is subject to customary conditions, is expected to occur on June 6, 2007.
Net proceeds from the offering will be used for general corporate purposes, including the build-out of new markets.
The notes were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and outside the United States pursuant to Regulation S under the Securities Act. The notes were not registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.
This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. The offers of the notes were only made by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

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Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements are generally identified with words such as “believe,” “intend,” “plan,” “could,” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	general conditions in the markets for corporate debt securities, and the demand for our unsecured senior notes in such markets;

•	our ability to attract and retain customers in an extremely competitive marketplace;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute market expansion plans;

•	delays in our market expansion plans resulting from any difficulties in funding such expansion through cash from operations, our credit facility or additional capital, delays in the availability of network equipment and handsets for the AWS spectrum we acquired in Auction #66, or delays by existing U.S. Government and other private sector wireless operations in clearing the AWS spectrum, some of which users are permitted to continue using the spectrum for several years;

•	our ability to attract, motivate and retain an experienced workforce;

•	our ability to comply with the covenants in our senior secured credit facilities, indenture and any future credit agreement, indenture or similar instrument;

•	failure of our network or information technology systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

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All forward-looking statements included in this news release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.
Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket is a U.S. registered trademark of Cricket.
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